                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK

           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)

                                       OF

                                 SYNAVANT INC.

                                       AT
                              $2.30 NET PER SHARE

                                       BY

                         JIVAGO ACQUISITION CORPORATION

                          A WHOLLY-OWNED SUBSIDIARY OF

                                   CEGEDIM SA

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
  NEW YORK CITY TIME, ON THURSDAY, MAY 15, 2003, UNLESS THE OFFER IS EXTENDED.

                                                                  April 18, 2003

To Our Clients:

     Enclosed for your consideration are an Offer to Purchase dated April 18, 2003 (the "Offer to Purchase") and a related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the "Offer") relating to the Offer by Jivago Acquisition Corporation, a Delaware corporation (the "Purchaser") and a wholly-owned subsidiary of CEGEDIM SA, a corporation organized under the laws of France ("CEGEDIM"), to purchase all outstanding shares of common stock, par value $0.01 per share (the "Common Stock"), of SYNAVANT Inc., a Delaware corporation (the "Company"), including the associated preferred stock purchase rights (the "Rights", and together with the Common Stock, the "Shares"), at a purchase price of $2.30 per Share, net to the seller in cash (the "Offer Price"), without interest, upon the terms and subject to the conditions set forth in the Offer.

     We (or our nominees) are the holder of record of Shares held by us for your account. A tender of those Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used to tender Shares held by us for your account.

     Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account pursuant to the terms and subject to the conditions set forth in the Offer to Purchase.

     Please note the following:

     1. The Offer Price is $2.30 per Share, net to the seller in cash, without interest thereon, as set forth in the Introduction to the Offer to Purchase.

     2. The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of April 12, 2003 (the "Merger Agreement") among CEGEDIM, the Purchaser and the Company. The Merger Agreement provides, among other things, that, after the purchase of the Shares pursuant to the Offer and the satisfaction or waiver of other conditions described in the Merger Agreement, and in accordance with the relevant provisions of the General Corporation Law of the State of Delaware, the Purchaser will be merged with and into the Company (the "Merger"). As a result of the Merger, the Company, which will continue as the surviving corporation, will become a wholly-owned subsidiary of CEGEDIM.

     3. The Offer is conditioned upon, among other things, there having been validly tendered and not withdrawn prior to the expiration of the Offer, the number of Shares which constitutes at least a majority of the Shares outstanding on a diluted basis on the date of acceptance for payment ("on a diluted basis" means the number of Shares outstanding, together with the Shares which the Company may be required to issue pursuant to warrants, options, restricted stock units or obligations outstanding at that date to the extent that the exercise prices or strike prices in respect of such warrants, options, restricted stock units or obligations are less than the Offer Price). The Offer is also subject to certain other conditions contained in the Offer to Purchase. See Section 1 ("Terms of the Offer") and Section 14 ("Certain Conditions of the Offer") of the Offer to Purchase.

     4.  The Offer is being made for all outstanding Shares.

     5. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Thursday, May 15, 2003.

     6. The board of directors of the Company has unanimously determined that the Merger Agreement, the Offer and the Merger are advisable and in the best interests of the Company and its stockholders and has recommended that the Company's stockholders tender their Shares in the Offer.

     If you wish to have us tender any of or all the Shares held by us for your account, please so instruct us by completing, executing and returning to us the instruction form set forth below. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless you otherwise specify below. YOUR INSTRUCTIONS TO US SHOULD BE FORWARDED PROMPTLY TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE OF THE OFFER.

               INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE
                     ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)

                                       OF

                                 SYNAVANT INC.

     The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase dated April 18, 2003 and the related Letter of Transmittal (and any amendments or supplements thereto) relating to the offer by Jivago Acquisition Corporation, a Delaware corporation (the "Purchaser") and a wholly-owned subsidiary of CEGEDIM SA, a corporation organized under the laws of France, to purchase all outstanding shares of common stock, par value $0.01 per share (the "Common Stock"), of SYNAVANT Inc., a Delaware corporation (the "Company"), including the associated preferred stock purchase rights (the "Rights", and together with the Common Stock, the "Shares").

     This will instruct you to tender to the Purchaser the number of Shares indicated below held by you for the account of the undersigned (or, if no amount is indicated below, for all the Shares held by you for the account of the undersigned), on the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

Number of Shares to be Tendered*
-------------------------------------------------   Shares   -----------------------------------------------------------
                                                             -----------------------------------------------------------
                                                                                    Signature(s)
Dated: ------------------------------ , 2003                 -----------------------------------------------------------
                                                             -----------------------------------------------------------
                                                                            Please Type or Print Name(s)
                                                                        Address(es) (including Zip Code(s)):

                                                             -----------------------------------------------------------

                                                             -----------------------------------------------------------

                                                             -----------------------------------------------------------

                                                             -----------------------------------------------------------
                                                                         Area Code and Telephone Number(s):

                                                             -----------------------------------------------------------
                                                             Taxpayer Identification or Social
                                                             Security Number(s): --------------------------------------

---------------

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

                                        3